Exhibit 10.1
LIBOR TRANSITION AMENDMENT
THIS LIBOR TRANSITION AMENDMENT (this “Agreement”), dated as of March 9, 2022 (the “Amendment Effective Date”), is entered into among Varex Imaging Corporation, a Delaware corporation (the “Parent Borrower”), Varex Imaging West, LLC, a Delaware limited liability company (together with the Parent Borrower, collectively, the “U.S. Borrowers” and each, individually, a “U.S. Borrower”), Varex Imaging Deutschland AG, a German stock corporation (the “German Borrower” and, together with the U.S. Borrowers, collectively, the “Borrowers” and each, individually, a “Borrower”), the other Loan Parties party hereto, the Lenders, Issuing Banks and Swing Line Lender party hereto and BANK OF AMERICA, N.A., as administrative agent and collateral agent (the “Agent”).
RECITALS
WHEREAS, the Parent Borrower, the other Borrowers from time to time party thereto, the other Loan Parties from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and the Agent have entered into that certain Revolving Credit Agreement, dated as of September 30, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain Advances under the Credit Agreement denominated in Dollars (the “Impacted Currency”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, the Parent Borrower, the Agent, each Lender, each Issuing Bank and the Swing Line Lender have agreed to replace the Applicable Reference Rate for the Impacted Currency with a Successor Rate and make certain other changes to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.Agreement. Notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, the parties hereto hereby agree that:
(a)the terms set forth on Appendix A shall apply to the Impacted Currency; provided that, for the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currency and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currency; and
(b)the Credit Agreement shall be amended as follows:
(i)The chart in the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Level	Average Daily Excess Availability	Applicable Margin for Term SOFR Advances, Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans, Foreign Base Rate Advances and Letter of Credit Fees	Applicable Margin for Base Rate Advances
I	Greater than 50% of the Loan Cap	1.50%	0.50%
II	Less than or equal to 50% of the Loan Cap	1.75%	0.75%

(ii)The proviso to the first sentence in the definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
; provided that, if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement.
(iii)The definition of “Unused Commitment Fee Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Unused Commitment Fee Rate” means 0.25%.
(iv)The sentence in Section 2.09(b) that, prior to the Amendment Effective Date, reads “Notwithstanding anything else herein, any definition of a Successor Rate for any currency shall provide that in no event shall such Successor Rate be less than 0.50% for purposes of this Agreement.” is hereby amended to replace the percentage “0.50%” with the number “zero” therein.
3.Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
4.Conditions Precedent. This Agreement shall become effective upon receipt by the Agent of counterparts of this Agreement, properly executed by the Parent Borrower, the other Borrowers, the other Loan Parties, each Lender, each Issuing Bank, the Swing Line Lender and the Agent.
5.Payment of Expenses. The Parent Borrower agrees to reimburse the Agent for all reasonable, out-of-pocket fees, charges and disbursements of the Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Agent (paid directly to such counsel if requested by the Agent).
6.Miscellaneous.
(a)The Loan Documents, and the obligations of each Borrower and each other Loan Party under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(b)Each Borrower and each other Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan

Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Loan Party hereby reaffirms its obligations under each Guaranty to which it is a party and agrees that its obligation to guarantee the Guarantied Obligations is in full force and effect as of the date hereof.
(c)Each Borrower and each other Loan Party represents and warrants that:
(i)The execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated hereby are within such Person’s respective powers (corporate or otherwise) and have been duly authorized by all necessary action (corporate or otherwise).
(ii)This Agreement has been duly executed and delivered by such Person, and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(iii)The execution and delivery by such Person of this Agreement and performance by such Person of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not (A) contravene such Person’s Constitutive Documents, (B) violate any Requirements of Law in any material respect, (C) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting such Person or any of its properties or (D) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Person.
(iv)Before and after giving effect to this Agreement, (A) all representations and warranties of such Person set forth in the Loan Documents are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date and (B) no event has occurred and is continuing, or would result herefrom, which constitutes an Event of Default or Default.
(d)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(e)Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(f)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
VAREX IMAGING CORPORATION, as Parent Borrower

By:     /s/ DAVID VAN WOERKOM
Name:     David Van Woerkom
Title:     Treasurer

VAREX IMAGING WEST, LLC, as a U.S. Borrower

By:     /s/ Brian Giambattista
Name: Brian Giambattista
Title:     President & Managing Member of Varex Imaging West Holdings, Inc.

VAREX IMAGING DEUTSCHLAND AG, as the German Borrower

By:     /s/ MARCUS KIRCHOFF
Name: Marcus Kirchoff
Title:     Executive Board

[Signature Page to USD LIBOR Transition Amendment]

VAREX IMAGING INVESTMENTS B.V., as a Guarantor

By: /s/ SHUBHAM MAHESHWARI
Name: Shubham Maheshwari
Title:     Director

3901 CARNATION STREET LLC, as a Guarantor

By: VAREX IMAGING CORPORATION, its sole member

By:     /s/ DAVID VAN WOERKOM
Name:     David Van Woerkom
Title:     Treasurer

VAREX IMAGING AMERICAS CORPORATION , as a Guarantor

By: /s/ KIMBERLEY E.HONEYSETT
Name: Kimberley E. Honeysett
Title:     Director

VAREX IMAGING HOLDINGS, INC., as a Guarantor

By: /s/ KIMBERLEY E.HONEYSETT
Name: Kimberley E. Honeysett
Title:     Director

VAREX IMAGING WEST HOLDINGS, INC., as a Guarantor

By:     /s/ Brian Giambattista
Name: Brian Giambattista
Title:     President

VIRTUAL MEDIA INTEGRATION, LLC, as a Guarantor

By: VAREX IMAGING CORPORATION, its sole member

By:     /s/ DAVID VAN WOERKOM
Name:     David Van Woerkom
Title:     Treasurer

[Signature Page to USD LIBOR Transition Amendment]

AGENT

BANK OF AMERICA, N.A.,
as Agent

By:    /s/ ROBERT BLEICHNER
Name:    Robert Bleichner
Title:    Vice President

[Signature Page to USD LIBOR Transition Amendment]

LENDERS, ISSUING BANKS AND SWING LINE LENDER:

BANK OF AMERICA, N.A.,
as a Lender, an Issuing Bank and the Swing Line Lender

By:    /s/ ROBERT BLEICHNER
Name:    Robert Bleichner
Title:    Vice President

Wells Fargo Bank, N.A.
as a Lender and an Issuing Bank

By:    /s/ RINA SHINODA
Name:     Rina Shinoda
Title:    Vice President

Wells Fargo Bank, N.A. LONDON BRANCH,
as a Lender

By:    /s/ PATRICIA DEL BUSTO
Name:     Patricia Del Busto
Title:    Authorized Signatory

Citibank, N.A.,
as a Lender

By:    /s/ JEFF ROYSTON
Name:     Jeff Royston
Title:    SVP

Goldman Sachs Bank USA,
as a Lender and an Issuing Bank

By:    /s/ DAN MARTIS
Name:     Dan Martis
Title:    Authorized Signatory
[Signature Page to USD LIBOR Transition Amendment]

Appendix A

TERMS APPLICABLE TO TERM SOFR ADVANCES

1.Defined Terms. The following terms shall have the meanings set forth below:
“Applicable Authority” means with respect to SOFR, the SOFR Administrator or any governmental authority having jurisdiction over the Agent or the SOFR Administrator.
“CME” means CME Group Benchmark Administration Limited.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Dollar” and “$” mean lawful money of the United States.
“Interest Payment Date” means, as to any Term SOFR Advance, the last day of each Interest Period applicable to such Advance; provided, however, that, if any Interest Period for a Term SOFR Advance exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means, as to each Term SOFR Advance, the period commencing on the date such Term SOFR Advance is disbursed or converted to or continued as a Term SOFR Advance and ending on the date one, three or six months thereafter, as selected by the applicable Borrower in its Committed Advance Notice (in the case of each requested Interest Period, subject to availability); provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Advance, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term SOFR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)     no Interest Period shall extend beyond the Termination Date.
“Scheduled Unavailability Date” has the meaning set forth in Section 2(i) of this Appendix A.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means, with respect to Term SOFR or Daily Simple SOFR, 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.15% (15 basis points) for an Interest Period of three-month’s duration and 0.25% (25 basis points) for an Interest Period of six-months’ duration.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Advance, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that, if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Advance” means an Advance that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).
“Successor Rate” has the meaning set forth in Section 2(i).
“Type” means, with respect to an Advance, its character as a Base Rate Advance or a Term SOFR Advance.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
2.Terms Applicable to Term SOFR Advances. From and after the Amendment Effective Date, the parties hereto agree as follows:
(a)Impacted Currency. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate and (ii) any request for a new Eurocurrency Rate Advance denominated in Dollars, or to continue an existing Eurocurrency Rate Advance denominated in Dollars, shall be deemed to be a request for a new Advance bearing interest at Term SOFR.

(b)References to Eurocurrency Rate and Eurocurrency Rate Advances in the Credit Agreement and Loan Documents.
(i)References to the Eurocurrency Rate and Eurocurrency Rate Advances in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Advance) shall be deemed to include Term SOFR and Term SOFR Advances, as applicable. In addition, references to the Eurocurrency Rate in the definition of Base Rate in the Credit Agreement shall be deemed to refer to Term SOFR.
(ii)For purposes of any requirement for the Borrowers to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Advance on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Advance.
(c)Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.
(d)Borrowings, Conversions and Continuations of Term SOFR Advances. In addition to any other borrowing requirements set forth in the Credit Agreement:
(i)Term SOFR Advances. Each Committed Borrowing, each conversion of Advances from one Type to the other and each continuation of Term SOFR Advances shall be made upon the applicable Borrower’s irrevocable notice to the Agent, which may be given by (A) solely if in respect of a Borrowing by a U.S. Borrower, telephone or (B) a Committed Advance Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Agent of a Committed Advance Notice. Each such Committed Advance Notice must be received by the Agent not later than 11:00 a.m. (x) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Advances or of any conversion of Term SOFR Advances to Base Rate Advances and (y) on the requested date of any Borrowing of Base Rate Advances; provided, however, that, if a Borrower wishes to request Term SOFR Advances having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Agent shall notify the Parent Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Agent. Each Borrowing of, conversion to or continuation of Term SOFR Advances (x) under the U.S. Revolving Credit Facility shall be in a minimum principal amount of $5.0 million or an integral multiple of $1.0 million in excess thereof and (y) under the German Revolving Credit Facility shall be in a minimum principal amount of $2.0 million or an integral multiple of $500,000 in excess thereof. Each Committed Advance Notice shall specify (1) whether the applicable Borrower is requesting a Borrowing, a conversion of Advances from one Type to the other or a continuation of Term SOFR Advances, (2) whether such Borrowing, conversion or continuation is in respect of the U.S. Revolving Credit Facility or the German Revolving Credit Facility, (3) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (4) the principal amount of Advances to be borrowed, converted or continued, (5) the Type of Advances to be borrowed or to which existing Advances are to be converted, (6) if applicable, the duration of the Interest Period with respect thereto and (7) the currency of the Revolving Credit Advances to be borrowed. If a Borrower fails to specify a currency in a Committed Advance Notice requesting a Revolving Credit Borrowing, then the Revolving Credit Advances so requested shall be made in Dollars. If a Borrower fails to specify a Type of Advance in a Committed Advance Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Advances shall be made as, or converted to, Base Rate Advances. Any such automatic conversion to Base Rate Advances shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Advances. If a Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Advances in any such Committed Advance Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(ii)A Term SOFR Advance may be continued or converted only on the last day of an Interest Period for such Term SOFR Advance. During the existence of an Event of Default, no Advances may be requested as, converted to or continued as Term SOFR Advances without the consent of the Majority Lenders.
(iii)The Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Advances upon determination of such interest rate.
(iv)Conforming Changes. With respect to SOFR or Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
(v)Committed Advance Notice. For purposes of a Borrowing, conversion or continuation of Term SOFR Advances, each Borrower shall use the Committed Advance Notice attached hereto as Exhibit A.
(e)Interest.
(i)Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR plus the Applicable Margin.
(ii)Interest on each Term SOFR Advance shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Credit Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(f)Prepayments. Any Borrower may, upon notice to the Agent, at any time or from time to time voluntarily prepay Advances in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Agent and received by the Agent not later than 11:00 a.m. two Business Days prior to any date of prepayment of Term SOFR Advances; and (ii) any prepayment of Term SOFR Advances shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Facility being prepaid and the Type(s) of Advances to be prepaid and, if Term SOFR Advances are to be prepaid, the Interest Period(s) of such Advances. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Commitment Percentage of such prepayment (based on such Lender’s Commitment Percentage of the relevant Facility). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice of prepayment may state that such prepayment is conditioned upon the availability of other financing, in which case such notice may be revoked by the applicable Borrower (by notice to the Agent prior to the specified date of such prepayment) if such condition is not satisfied (it being understood that any revocation by a Borrower of a notice of prepayment shall entitle the Lenders to any amounts as set forth in Section 10.04(b)). Any prepayment of any Term SOFR Advance shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 10.04(b). Subject to Section 2.14, each such prepayment shall be applied to the Advances of the Lenders in accordance with their respective Commitment Percentages.
(g)Computations. All computations of interest for Base Rate Advances (including Base Rate Advances determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Advances shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Advance for the day on which the Advance is made, and shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid, provided that any Advance that is repaid on the same day on which it is made shall, subject to subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(h)Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Advances whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Parent Borrower (through the Agent), (i) any obligation of such Lender to make or continue Term SOFR Advances or to convert Base Rate Advances to Term SOFR Advances shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Term SOFR Advances of such Lender to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Advance to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Advance and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 10.04(b).
(i)Inability to Determine Rates.
(i)If in connection with any request for a Term SOFR Advance or a conversion of Base Rate Advances to Term SOFR Advances or a continuation of any of such Advances, as applicable, (x) the Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2(i)(ii), and the circumstances under clause (x) of Section 2(i)(ii) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Advance or in connection with an existing or proposed Base Rate Advance, or (y) the Agent or the Majority Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Agent will promptly so notify the Parent Borrower and each Lender.
Thereafter, (I) the obligation of the Lenders to make or maintain Term SOFR Advances, or to convert Base Rate Advances to Term SOFR Advances, shall be suspended (to the extent of the affected Term SOFR Advances or Interest Periods), and (II) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Agent (or, in the case of a determination by the Majority Lenders described in clause (x) of this Section 2(i)(i), until the Agent upon instruction of the Majority Lenders) revokes such notice.
Upon receipt of such notice, (1) each Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Advances (to the extent of the affected Term SOFR Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Advances in the amount specified therein and (2) any outstanding Term SOFR Advances shall be deemed to have been converted to Base Rate Advances immediately at the end of their respective applicable Interest Period.
(ii)Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Majority Lenders notify the Agent (with, in the case of the Majority Lenders, a copy to the Parent Borrower) that the Parent Borrower or Majority Lenders (as applicable) have determined, that:
(x)     adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(y)     CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (y) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (I) if the Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (II) if the events or circumstances of the type described in Section 2(i)(ii)(x) or (y) have occurred with respect to the Successor Rate then in effect, then in each case, the Agent and the Parent Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2(i) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Majority Lenders have delivered to the Agent written notice that such Majority Lenders object to such amendment.
The Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that, to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 2(i), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Advances in Dollars shall be excluded from any determination of Majority Lenders.

Exhibit A

FORM OF COMMITTED ADVANCE NOTICE1
(Dollar Advances)
Date: ___________, _____2
To:    Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of September 30, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Varex Imaging Corporation, a Delaware corporation (the “Parent Borrower”), Varex Imaging West, LLC, a Delaware limited liability company (together with the Parent Borrower, collectively, the “U.S. Borrowers” and each, individually, a “U.S. Borrower”), Varex Imaging Deutschland AG, a German stock corporation (the “German Borrower” and, together with the U.S. Borrowers, collectively, the “Borrowers” and each, individually, a “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby requests:

Indicate: Borrowing, Conversion or Continuation	Indicate: Facility	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency (Dollars)	Indicate: Base Rate Advance or Term SOFR Advance	For Term SOFR Advances Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
[BORROWER]
By:
Name:
Title:

1 Note to Parent Borrower: All requests submitted under a single Committed Advance Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Advance Notices will need to be prepared and signed.
2 To be a Business Day.